Fourth Quarter 2009 Earnings Conference Call Presentation Material & Supplemental Data February 3, 2010 Exhibit 99.2

Safe Harbor
Earnings Call |  P. 2
With the exception of historical information, the matters disclosed in this presentation are forward-looking statements.  Such
statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-
looking statements.  Potential risks and uncertainties are
described in the Company’s filings with the Securities and
Exchange Commission, including its 2008 Form 10-K and 2009
3
rd
quarter Form 10-Q. These forward-looking statements
represent the Company’s judgment as of the date of this
presentation.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Q4 Results: Summary
Earnings Call |  P. 3
Q4 Results at Higher End of Prior Guidance
Dec. 2009 Sept. 2009 Change Dec. 2008 Change
Net Sales 356.7 $     310.0 $     15% 425.7 $     -16%
Gross Profit 53.0 $        20.5 $        159% 193.0 $     -73%
Gross Margin % 14.9% 6.6% 45.3%
Opex excl. Restructuring & Impairment
63.0 $        47.5 $        33% 27.5 $        129%
Restructuring & Impairment 1.0 $          39.7 $        -97% 0.7 $          43%
Operating Income (11.0) $      (66.7) $      -84% 164.8 $     -107%
Profit Before Tax (7.0) $         (68.7) $      90% 104.6 $     -107%
Income Taxes (7.3) $         (6.3) $         -16% 35.4 $        -121%
Equity in Earnings of JV &
Minority Interest (7.4) $         (2.2) $         -236% 1.1 $          -773%
Net Income (7.1) $         (64.6) $      89% 70.3 $        -110%
Diluted EPS - GAAP (0.03) $      (0.29) $      89% 0.31 $        -110%
Weighted Avg. Diluted Shares 225.3 223.6 225.1
Three Months Ended,
$ millions, unaudited

2009 Results: Summary
Earnings Call |  P. 4
2009 2008 Change
Net Sales 1,163.6 $             2,004.5 $             -42%
Gross Profit 128.1 $                 1,004.8 $             -87%
Gross Margin % 11.0% 50.1%
Opex excl. Restructuring & Impairment
202.3 $                 147.3 $                 37%
Restructuring & Impairment 53.0 $                    4.3 $                      1133%
Operating Income (127.2) $               853.2 $                 -115%
Profit Before Taxes (100.2) $               585.0 $                 117%
Income Taxes (42.2) $                  195.4 $                 122%
Equity in Earnings of JV & Minority
Interest (10.3) $                  (2.2) $                     -368%
Net Income (68.3) $                  387.4 $                 -118%
Diluted Earnings per share - GAAP (0.30) $                  1.69 $                    -118%
Weighted Average Diluted Shares 224.0 228.6
Twelve Months Ended December 31,
$ millions, unaudited

Q4 Results: Materials Business (ex. SunEdison)
Earnings Call |  P. 5
Gross Profit & Margin
0
500
Q408 Q109 Q209 Q309 Q409
Net Sales
353
426
0
200
Q408 Q109 Q209 Q309 Q409
52
193
14.8%
45.3%
Net Sales increased 13.8%  Q/Q
Semiconductor & solar wafer volumes
increased significantly
Semiconductor pricing approximately
flat
Solar pricing down slightly
Gross margin expanded by 800 bps Q/Q
Sequential improvement driven:
Higher wafer volumes and productivity
Moderating price in both semi and solar
applications
Recovery from factory disruptions in Q3
$ millions, unaudited
310
21
6.6%

Net Sales
Gross Margin %

■

■

Net Sales
MW

■

■

■

■

MEMC
TECHNOLOGY IS BUILT ON US

0
20
0
75
Q408 Q109 Q209 Q309 Q409
Q4 Results: SunEdison (Incl. pre-acquisition history)
Earnings Call |  P. 6
Quarterly Net Sales / MW
$ millions, unaudited
4
13MW interconnected post acquisition and
2MW interconnected pre acquisition in
Q409
<1MW of direct sales post acquisition
Energy revenue lower in winter months
Backlog growth continues to accelerate
MW
Net Sales Post Acq.
Net Sales Pre. Acq.
Annual Net Sales / Margin %
~15% MW growth and nearly 100% net
sales growth
Profit growth consistent with volume and
mix
0%
50%
0
150
2008 2009
Gross Margin %
Net Sales Post Acq.
Net Sales Pre. Acq.
4

Free Cash Flow Walk
Earnings Call |  P. 7
Amending Free Cash Flow Metric to Reflect SunEdison  Business Model
$ millions, unaudited
Three Months Ended Twelve Months Ended
December 31, 2009 December 31, 2009
Net Income (5.7) $                         (69.8) $
Depreciation & Amortization 34.4 $                         124.0 $
Stock Based Compensation 9.9 $                           36.5 $
Working Capital & Other (19.2) $                       (57.7) $
Cash flows from operating activities 19.4 $                         33.0 $
Capital expenditures (73.6) $                       (225.4) $
Construction of solar energy systems (28.0) $                       (28.0) $
Proceeds from financing and capital
lease obligations 78.1 $                         78.1 $
Repayments of financing and capital
lease obligations (15.6) $                       (15.6) $
Free Cash Flow
(19.7) $                       (157.9) $

Balance Sheet - Assets
Earnings Call |  P. 8
$ millions, unaudited
2009 2008
ASSETS Impact of SunEdison
Current assets:
Cash and cash equivalents 632.7 $          988.3 $
Restricted cash 37.4               -                 Project LLC cash
Short-term investments 85.9               148.4
Accounts receivable, net
173.3             197.3
Inventories 160.8             81.3               Modules to support 1H 10 projects
Income taxes receivable 72.5               -
Prepaid and other current assets 87.0               38.9
Total current assets 1,249.6 $       1,454.2 $
297.6             284.7
1,457.7          1,041.2          Construction of Solar Energy Systems
Deferred tax assets, net 95.3               69.7
Customer warrant 19.2               13.8
Restricted cash 21.0               -                 Project LLC cash
Other assets 96.0               73.1
Goodwill & Intangibles 321.6             -
Total assets 3,558.0 $       2,936.7 $
Investments
Property, plant and equipment, net
As of December 31,

Balance Sheet - Liabilities
Earnings Call |  P. 9
$ millions, unaudited
2009 2008
LIABILITIES Impact of SunEdison
Current liabilities:
Current portion of long-term debt & capital
leases
34.4 $            6.1 $              SLB and project debt
Accounts payable 219.3             162.4             Modules to support 1H 10 projects
Accrued liabilities 106.8             67.5
Accrued wages and salaries 39.2               31.7
Customer deposits 83.6               187.0
Income taxes payable 22.5               17.9
Total current liabilities 505.8             472.6
Long-term debt and capital leases, less current portion 379.2             26.1               SLB and project debt
Pension and post-employment liabilities 46.6               46.3
Deferred revenue 106.3             88.8
Other liabilities 313.3             186.1             Contingent consideration
Total liabilities 1,351.2 $       819.9 $
As of December 31,

2010 Outlook
The company will provide its 2010 financial guidance in a press release to be issued at approximately 8:30 a.m. ET tomorrow
morning, February 4, prior to the Company’s Capital Markets
Day in New York.
At the meeting, the Company will review its outlook and provide business reviews of its three new reportable segments for
2010 of Semiconductor Materials, Solar Materials, and
SunEdison.
Earnings Call |  P. 10